UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010

SMITH INTERNATIONAL, INC.

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1310 Rankin Road, Houston, Texas 77073
(Address of principal executive offices) (Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03        Material Modification to Rights of Security Holders

                        As previously disclosed, on February 21, 2010, Smith International, Inc. (“Smith”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Schlumberger Limited (“Schlumberger”) and Turnberry Merger Sub Inc. (“Merger Sub”), a subsidiary of Schlumberger, pursuant to which Merger Sub will merge with and into Smith and Smith will become a wholly owned subsidiary of Schlumberger.  Pursuant to the Merger Agreement, Smith agreed that, upon Schlumberger’s request, it would extend the expiration of its existing Rights Agreement, dated as of June 8, 2000 (the “Rights Agreement”), between Smith and Computershare Trust Company, N.A., as rights agent (the “Rights Agent).  On June 4, 2010, Schlumberger requested that Smith extend the expiration of the  Rights Agreement to a date no earlier than May 31, 2011.  Consequently, on June 8, 2010, Smith and the Rights Agent entered into Amendment No. 4 (the “Amendment”) to the Rights Agreement, which extends the expiration date of the rights from June 8, 2010 to May 31, 2011.

                        The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated by reference herein as Exhibit 4.1.

Item 9.01.       Financial Statements and Exhibits

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.

            Exhibit No.                 Document Designation

4.1                               Amendment No. 4, dated as of June 8, 2010, to the Rights Agreement, dated as of June 8, 2000, between Smith International, Inc. and Computershare Trust Company, N.A. as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 9, 2010

  SMITH INTERNATIONAL, INC.

 By: _/s/ Richard E. Chandler, Jr.
 Name:   Richard E. Chandler, Jr.
Title:     Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit

Number                       Description

4.1                               Amendment No. 4, dated as of June 8, 2010, to the Rights Agreement, dated as of June 8, 2000, between Smith International, Inc. and Computershare Trust Company, N.A. as rights agent.